EXHIBIT 23.2


                   Consent of Pohl McNabola Berg & Company LLP


We consent to the reference to, in this Annual Report on Form 10KSB, my audit report relating to the financial statements of AccuImage Diagnostic Corp., for the years ended September 30, 2001 and 2000, which appears in such Annual report. I also consent to the reference to me under the heading "Experts" in such Annual Report.



/s/ Pohl McNabola Berg & Company LLP
____________________________________
Pohl McNabola Berg & Company LLP
January 14, 2003